UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2010, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that it had completed its acquisition (the “Acquisition”) of all of the limited liability company interests of E.ON U.S. LLC (“EUS”), the owner of Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”), from a wholly owned subsidiary of E.ON AG.  Upon completion of the Acquisition, EUS will be renamed LG&E and KU Energy LLC (“Kentucky Holdings”).  The approximately $7.590 billion purchase price was paid at closing by the assumption of approximately $764 million of indebtedness principally in the form of pollution control revenue bonds previously issued by LG&E and KU, and the payment in cash of approximately $6.826 billion representing approximately $2.467 billion paid for the EUS limited liability interests and approximately $4.359 billion to repay certain intercompany indebtedness owed by EUS and its affiliates to affiliates of E.ON AG.  PPL paid the cash portion of the purchase price primarily from a combination of the approximately $3.525 billion of net proceeds from the Company’s June 2010 issuance of 103.5 million shares of its common stock and 23 million equity units, together with $3.2 billion of interim financing provided by loans from affiliates derived from borrowings under PPL Energy Supply, LLC’s $4.0 billion Revolving Credit Agreement, dated October 19, 2010, among the lenders party thereto and Wells Fargo Bank, National Association.  Interim financing amounts are expected to be repaid through the issuance of long-term indebtedness by affiliates of PPL and from cash on hand.  Upon completion of the Acquisition, the Company’s previously disclosed $6.5 billion Senior Bridge Term Loan Credit Agreement, dated as of June 9, 2010, among PPL Capital Funding, Inc. and PPL, as guarantor, and the lenders and agents party thereto, terminated in accordance with its terms and without any amounts having been borrowed thereunder.

A copy of the Company’s November 1, 2010 press release announcing completion of the Acquisition is filed herewith as Exhibit 99.1.

The financial statements and pro forma financial information required to be filed with respect to the Acquisition pursuant to the instructions to this Item and Item 9.01 will be filed within 71 calendar days of November 5, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously announced in June 2010, PPL Corporation arranged for (1) a $400 million Revolving Credit Agreement, to be dated and effective as of the Effective Date described below, among LG&E, as Borrower, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the other Lenders party thereto (the “Lenders”) and (2) a $400 million Revolving Credit Agreement, to be dated and effective as of the Effective Date described below, among KU, as Borrower, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the other Lenders party thereto (the “Lenders”) (collectively, the “Credit Agreements”).  On November 1, 2010 (the “Effective Date”), each Credit Agreement became effective and replaced certain existing credit agreements of the Borrowers.

Each Credit Agreement allows for borrowings at market-based rates plus a spread, which is based upon the applicable Borrower’s senior unsecured long-term debt rating.  In addition, each Borrower may request the Issuing Lenders under the applicable Credit Agreement to issue letters of credit, which issuances reduce available borrowing capacity.  Each Borrower intends to use its respective credit facility for general corporate purposes of such Borrower and its respective subsidiaries, including for working capital purposes, to backstop certain variable rate pollution control bonds, to issue letters of credit to support certain variable rate pollution control bonds and as a commercial paper backstop.  The Borrowers will pay customary commitment and letter of credit issuance fees under these Credit Agreements.

Each Credit Agreement contains a financial covenant requiring the applicable Borrower’s debt to total capitalization to not exceed 70% (as calculated pursuant to the Credit Agreements), and other customary covenants.  Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a Change of Control (as defined in each Credit Agreement), could result in acceleration of due dates of any borrowings, cash collateralization of outstanding letters of credit and/or termination of the Credit Agreements.  Each Credit Agreement also contains certain customary representations and warranties that must be made and certain other conditions that must be met for the applicable Borrower to borrow or to cause the Issuing Lender to issue letters of credit.

Under certain conditions, each Borrower may request that its respective facility’s principal amount be increased by up to $100 million.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

In connection with the Acquisition described in Item 2.01 above, PPL’s audit committee appointed PricewaterhouseCoopers LLP as independent accountant for LG&E, KU and Kentucky Holdings (collectively, the “Kentucky Entities”), and on whose report Ernst & Young LLP is expected to express reliance in its audit opinion on the consolidated financial statements of PPL Corporation.  PricewaterhouseCoopers LLP was the independent accountant of the Kentucky Entities prior to the Acquisition.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The financial statements and pro forma financial information required to be filed with respect to the Acquisition disclosed in Item 2.01 above pursuant to the instructions to that Item and this Item 9.01 will be filed within 71 calendar days of November 5, 2010.

(d)	Exhibits

10.1 -
$400,000,000 Revolving Credit Agreement, dated as of November 1, 2010, among Kentucky Utilities Company, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender.

10.2
$400,000,000 Revolving Credit Agreement, dated as of November 1, 2010, among Louisville Gas and Electric Company, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender.

	99.1 -	Press release dated November 1, 2010 of PPL Corporation announcing completion of its acquisition of E.ON U.S. LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  November 1, 2010